EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

World Air Holdings, Inc.:

We consent to the use of our report in the Amendment No. 2 to the Registration Statement (Form 10 No. 000-520605) of Global Aviation Holdings, Inc. of our report dated July 3, 2007, with respect to the consolidated statements of operations, changes in stockholders’ equity and comprehensive loss, and cash flows of World Air Holdings, Inc. and subsidiaries (“the Company”) for the year ended December 31, 2006,which is included in the Registration Statement on Form S-4 (No. 333-167913) of Global Aviation Holdings, Inc.

Our report dated July 3, 2007 contains an explanatory paragraph that states that effective January 1, 2006 the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and on December 31, 2006 adopted the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans.”

/s/ KPMG LLP

December 1, 2010

Atlanta, Georgia